As filed with the Securities and Exchange Commission on September
 26, 1995
                                               Registration No. 33-

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC   20549

                    __________________________
                             FORM S-3
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933


                           CONRAIL INC.
      (Exact name of registrant as specified in its charter)

Pennsylvania                                           23-2728514
(State of Incorporation)               (IRS Employer Identification Number)


                Two Commerce Square, P.O. Box 41417
                   Philadelphia, PA  19101-1417
                          (215) 209-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          BRUCE B. WILSON
                    Senior Vice President - Law
                          (215) 209-4041
                           Conrail Inc.
                Two Commerce Square, P.O. Box 41417
                   Philadelphia, PA   19101-1417
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                          _______________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please
check the following box.    [  ]

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
please check the following box.    [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of
the same offering.   [    ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If delivery of the prospectus is expected to be made pursuant
to Rule 434, please check the following box.   [X]

                  CALCULATION OF REGISTRATION FEE
===================================================================
                               Proposed    Proposed
Title of each                  Maximum     Maximum
Class of           Amount      Offering    Aggregate    Amount of
Securities to      to be       Price       Offering     Registration
be registered      Registered  Per Unit    Price        Fee(1)
- -------------      ----------  --------    ---------    ------------

Common Stock,      1,000,000   not         not           $23,018
par value $1                   applicable  applicable
per share(2)
___________________________________________________________________

(1) The amount is based upon the average of the high and the low sales prices for the Common Stock as reported on the New York Stock Exchange on September 19, 1995, and is solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933.
 (2) Includes Common Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

                        __________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

PROSPECTUS
Issued September 26, 1995 (Subject to Completion)

                           CONRAIL INC.
                         1,000,000 Shares
                           Common Stock

     This Prospectus relates to up to 1,000,000 shares of the Common Stock, par value $1.00 per share (the "Common Stock"), of Conrail Inc., a Pennsylvania corporation (the "Company") and the Common Stock Purchase Rights attached thereto (the "Rights"). All of the shares of Common Stock offered hereby are being sold by Mellon Bank, N.A., as trustee (the "Trustee") of the Conrail Inc. Employee Benefits Trust (the "Trust"). See "Plan of Distribution" and "The Selling Stockholders." The Common Stock is listed on the New York Stock Exchange, Inc. ("NYSE") and Philadelphia Stock Exchange ("PHLX").

     The Common Stock offered hereby may be sold from time to time in one or more of the following transactions: (a) to underwriters who will acquire the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time; (b) through brokers or dealers, acting as principal or agent, in transactions (which may involve block transactions) on the NYSE or the PHLX, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; or (c) directly or through brokers or agents in private sales at negotiated prices. Underwriters participating in any offering may receive underwriting discounts and commissions and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive
brokerage or agent's commissions or fees.   To the extent required,
the aggregate amount of Common Stock being offered and the terms of the offering, the names of any such agents, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying Prospectus Supplement, or other supplemental term sheet or offering document.

     The aggregate proceeds to the Trust from the sale of the Common Stock will be the selling price of the Common Stock. The Company will pay substantially all of the expenses of this offering, including commissions and discounts of agents, dealers or underwriters. Such expenses, excluding commissions and discounts, are estimated to be approximately $50,000.

     The Company, or one of its subsidiaries, as the case may be, has agreed to indemnify the Trustee against certain liabilities that may arise in connection with its performance of duties pursuant to the Trust. See "Plan of Distribution."

     The Trustee, the Trust and any agents, dealers or underwriters that participate in the distribution of the Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act.
                          _______________
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                             OFFENSE.

     The Trust may sell the Common Stock to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The Prospectus Supplement, or supplemental term sheet or other offering document, shall set forth the names of any underwriters, dealers or agents involved in the sale of the Common Stock in respect to which this Prospectus is being delivered, and any applicable fee, commission or discount arrangements with them.

     This Prospectus may not be used to consummate sales of
securities unless accompanied by a Prospectus Supplement, or other supplemental term sheet or offering document.
                          _______________

       The date of this Prospectus is
                                      ------------------

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET
 PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY
 BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, INC. OR PHILADELPHIA STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY
                   BE DISCONTINUED AT ANY TIME.

                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, IL 60661, and Seven World Trade Center, 13th floor, New York, NY 10048. Copies of such material can be obtained from the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the NYSE and the PHLX and such reports, proxy and information statements and other information also can be inspected at the office of the NYSE, 20 Broad Street, New York, NY 10005 and at the office of the PHLX, 1900 Market Street, Philadelphia, PA 19103.

     The Company has filed a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement"), under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed with the Commission pursuant to the Exchange Act and are incorporated by reference into this Prospectus and made a part hereof:

     1.   Annual Report on Form 10-K for the fiscal year ended
          December 31, 1994.
     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.
     3. Proxy Statement, dated April 3, 1995, for the Company's 1995 annual meeting of shareholders.
     4. The description of the Company's Common Stock as contained in Registration Statements filed by the Company pursuant to Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Securities hereby, shall be deemed to be incorporated herein by reference.

     Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or such Registration Statement.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Conrail Inc., Corporate Secretary, Two Commerce Square, P.O. Box 41417, Philadelphia, PA 19101-1417, telephone number (215) 209-4054.

                            THE COMPANY

     The Company is a publicly held holding company, the principal subsidiary and primary asset of which is Consolidated Rail Corporation, a rail carrier providing freight transportation services within the northeast and midwest United States (the "Railroad"). The Railroad interchanges freight with other United States and Canadian railroads for transport to destinations within and outside its service region. The Company operates no significant line of business other than the freight railroad business and does not provide common carrier passenger or commuter train service.

     The Company's principal executive offices are located at Two
Commerce Square, Philadelphia, PA 19101-1417, telephone number
(215) 209-4000.

                   DESCRIPTION OF CAPITAL STOCK

     The following description and the descriptions contained in "Description of Common Stock" and "Description of Preferred Stock" do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in the Company's Articles of Incorporation (the "Articles of Incorporation") and its Bylaws.

     The authorized capital stock of the Company consists of (i)
250,000,000 shares of Common Stock, $1 par value, and (ii)
25,000,000 shares of Preferred Stock, without par value.

     The Company's Bylaws provide for a classified board of directors of thirteen members divided into three classes, one of which has five members and two of which have four members each. Each class of directors serves for a term of three years, which terms commence in three consecutive years so that one class of directors is elected at the annual meeting of shareholders each year. The Company's Articles of Incorporation have the effect of making applicable to the Company Section 1715 of the Pennsylvania Business Corporation Law, which provides in effect, among other things, that the fiduciary duty of the Company's directors does not require them to redeem the stock purchase rights issued by the Company pursuant to its shareholder rights plan. Under the rights plan, one common share purchase right is issued as a dividend for each share of Common Stock and, as of October 2, 1995, for each share of Series A ESOP Convertible Junior Preferred Stock (the "ESOP Stock"). The rights are not exerciseable or transferable apart from the Common Stock or ESOP Stock until the occurrence of certain events arising out of an actual or potential acquisition of 10% or more of Company's Common Stock. The Company has the option to redeem the rights prior to the rights becoming exerciseable. The rights expire in October 2005 and do not have any voting privileges or rights to receive dividends. Any of the classified board of directors, the applicability of Section 1715 of the Pennsylvania Business Corporation Law to the Company or the Company's shareholder rights plan could have the effect of delaying, deferring or preventing a change in control of the Company.

     As of September 15, 1995, there were outstanding (a)82,770,909 shares of Common Stock, (b) employee stock options to purchase an aggregate of 1,600,294 shares of Common Stock (of which options to purchase an aggregate of 584,241 shares of Common Stock were currently exerciseable) and (c) 9,792,032 shares of the ESOP Stock.

                    DESCRIPTION OF COMMON STOCK

Dividend Rights:   Holders of shares of Common Stock are entitled
to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, provided that, so long as any shares of Preferred Stock are outstanding, no dividends (other than dividends payable in Common Stock) or other distributions may be made with respect to the Common Stock unless full dividends on the shares of Preferred Stock have been paid, including accumulated dividends in the case of cumulative Preferred Stock.

Voting Rights:   Holders of Common Stock are entitled to one vote
per share at the election of directors and on any question arising at any shareholders' meeting, voting with the ESOP Stock as a single class, except that certain series of Preferred Stock may have voting rights with the Common Stock and the ESOP Stock as a single class, or as a separate class or classes as provided by law or below in "Description of Preferred Stock."

Liquidation Rights and Miscellaneous:   In the event of the
voluntary or involuntary dissolution, liquidation or winding up of the Company, holders of Common Stock are entitled to receive pro rata, after satisfaction in full of the prior rights of creditors (including holders of the Company's indebtedness) and holders of Preferred Stock, all the remaining assets of the Company available for distribution.

     Additional series of Preferred Stock may be issued by resolution of the Board of Directors. The issuance of any additional shares of Preferred Stock in future financings, acquisitions or otherwise may result in a dilution of the voting power and relative equity interests of the holders of Common Stock and will subject the Common Stock to the prior dividend and liquidation rights of the Preferred Stock issued. See "Description of Capital Stock" for a discussion of certain limitations and qualifications on the rights of Common Stock.

     The Common Stock is not redeemable and has no preemptive or cumulative voting rights. Any shares of Common Stock sold hereunder will be fully paid and nonassessable.

     First Chicago Trust Company of New York is the Transfer Agent for the Common Stock.

                  DESCRIPTION OF PREFERRED STOCK

     The ESOP Stock is held of record exclusively by the trustee of the Consolidated Rail Corporation Employee Stock Ownership Plan, and is the only outstanding series of Preferred Stock issued by the Company. Shares of ESOP Stock are allocated to and held in the accounts of employees who participate in Conrail's 401(k) plan until termination of their employment, at which time the ESOP Stock is converted into Common Stock and distributed to the employee. The Company's Articles of Incorporation authorize the issuance of up to 10,000,000 shares of ESOP Stock, which is entitled to one vote per share and votes together with the Common Stock as a single class on all issues, except as to matters adverse to the holders thereof. The ESOP Trustee will vote all unallocated shares of ESOP Stock and all allocated shares of ESOP Stock for which no valid voting instructions are received in the same proportion as the ESOP Trustee votes allocated shares of ESOP Stock for which valid voting instructions are received from the employees. The ESOP Stock is entitled to cumulative cash dividends of $2.165 per share per year and a liquidation preference of $28.84375 per share.
     The Board of Directors is authorized without further shareholder action to provide for the issuance of up to 15,000,000 additional shares of Preferred Stock, without par value, in one or more series. Holders of Preferred Stock of any such series will be entitled to receive such preferences and optional and special rights with respect to dividends, liquidation, redemption and voting rights, if any, as may be determined by the Board of Directors consistent with the Articles of Incorporation and applicable law.

             USE OF PROCEEDS AND PLAN OF DISTRIBUTION

     On June 15, 1995, the Company and the Trustee entered into a trust agreement creating the Trust. The Company sold 4,728,132 shares of Common Stock to the Trust in exchange for a 6.90% promissory note in the amount of $250,000,000 due 2010. Dividends will be paid on the shares and the proceeds therefrom will be used to pay principal and interest on the promissory note. The Company also has the right to forgive principal and interest on the promissory note. The Trust was created to prefund certain of the Company's and its subsidiary's compensation obligations, including those pursuant to its employee benefit plans, such as cash and stock incentive plans, safety award plans, certain health and welfare plans and retiree medical plans (collectively, the "Benefit Plans"). Upon termination of the Trust, any remaining Common Stock shall be sold, with the proceeds first being paid to the Company, up to the amount of any unpaid principal and interest on the promissory note.

     Shares of Common Stock will be held in the Trust until "released" for distribution as the Trust repays the promissory note to the Company, or the principal on the note is forgiven at the direction of the Company. In the case of shares released for distribution to Benefit Plans where payment is to be made in cash to, or for the benefit of, the participants, the Trustee will be directed by the Company to sell shares of Common Stock theretofore held by the Trust.

     This Prospectus relates to the shares of Common Stock held by the Trust that may be so sold from time to time. The number of shares of Common Stock that will be sold from time to time in the market by the Trustee will depend upon a number of factors, including the aggregate number of shares allocated to Benefit Plans where benefits are paid in cash, the number of participants and level of benefits under such Benefit Plans, the market price of the Common Stock and the benefit payment cycles under the various Benefit Plans.

     The Company will pay the expenses incident to the registration, offering and sale of the Common Stock to the public, including commissions and discounts of agents, dealers or underwriters. The Company or one of its subsidiaries, as the case may be, has agreed to indemnify the Trustee against certain liabilities that may arise in connection with its performance of duties pursuant to the Trust.

     The Common Stock offered hereby may be sold from time to time in one or more of the following transactions: (a) to underwriters who will acquire the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time; (b) through brokers or dealers, acting as principal or agent, in transactions (which may involve block transactions) on the NYSE or PHLX, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; or (c) directly or through brokers or agents in private sales at negotiated prices. Underwriters participating in any offering may receive underwriting discounts and commissions and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees. To the extent required, the aggregate amount of the Common Stock being offered and the terms of the offering, the names of any such agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying Prospectus Supplement, supplemental term sheet or other offering document.

                      THE SELLING STOCKHOLDER

     Up to 1,000,000 shares of Common Stock may be sold hereunder by the Trustee in order to satisfy the Company's obligation to contribute cash to any of the Benefit Plans listed below.
As of September 15, 1995, the Trust held 4,728,132 shares of Common Stock, representing approximately 5.7% of the Common Stock and 5.1% of the outstanding voting stock of the Company.
     Following the sale of 1,000,000 shares in one or more transactions pursuant to this Prospectus, and without giving effect to any other dispositions of shares by the Trust pursuant to allocations to the various Benefit Plans or otherwise, the Trust would own 3,728,132 shares of Common Stock, representing approximately 4.5% of Common Stock and 4.0% of the outstanding voting stock of the Company, as of September 15, 1995.

                           BENEFIT PLANS

     Annual Performance Achievement Reward Plans for Officers
     Annual Performance Achievement Reward Plans for Non-officers
     Annual Performance Achievement Reward PLUS Plans for Officers
     Annual Performance Achievement Reward PLUS Plans for Non-officers Senior Executive Performance Plan
     Worker Safety Awards Plans
     Non-Agreement Employee Life, Dismemberment and Disability Benefits Plan Long Term Disability Plan
     Employee Claims Settlement Plan
     Non-Agreement Employee Medical and Dental Plan
     Consolidated Rail Corporation Non-Agreement Retirees Medical Plan

     The Company may, from time to time, add, substitute or delete the Benefit Plans to which it issues shares in accordance with arrangements described above in "Use of Proceeds and Plan of Distribution." If required, such addition, substitution or deletion of Benefit Plans will be reflected in an accompanying Prospectus Supplement, supplemental term sheet or offering document.

     The Common Stock will be listed on the NYSE and the PHLX, subject to official notice of issuance. No assurances can be given that there will be a market for the Common Stock.

                           LEGAL MATTERS

     Unless otherwise indicated in the applicable Prospectus
Supplement, supplemental term sheet or other offering document, the validity of the Common Stock offered hereby will be passed upon for the Company by Bruce B. Wilson, Senior Vice President - Law, 2001
Market Street - C-17 Philadelphia, PA 19101-1417. Mr. Wilson owns shares of Conrail Common and ESOP Stock, and holds options to acquire
Common Stock.

                              EXPERTS
     The consolidated financial statements and related financial statement schedules as listed in Item 14(a) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P. and Price Waterhouse LLP, independent accountants, given on the authority of those firms as experts in accounting and auditing. With respect to the unaudited consolidated financial information of the Company for the three-month periods ended March 31, 1995 and 1994 and the three and six month-periods ended June 30, 1995 and 1994, incorporated by reference in this Registration Statement, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 19, 1995 and July 19,1995 incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of section 11 of the Securities Act for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of sections 7 and 11 of the Act.

No person has been authorized to           Neither the delivery of this
give any information or to make            Prospectus nor any sale made
any representations other than             hereunder shall, under any
those contained or incorporated            circumstances, create an
by reference in this Prospectus            implication that there has
in connection with the offer               been no change in the affairs
contained in this Prospectus               of Conrail Inc. since the date
and, if given or made, such                hereof or that the information
information or representations             contained herein is correct at
must not be relied upon as having          any time subsequent to the
been authorized by Conrail Inc.            date hereof.
or any underwriters, agents or
dealers. This Prospectus does
not constitute an offer to sell
or solicitation of an offer to
buy securities in any jurisdiction
to any person to whom it is
unlawful to make such offer or
solicitation.

          ==============================================

                         TABLE OF CONTENTS
                                                               Page
Available Information                                            5
Incorporation of Certain Documents By Reference                  6
The Company                                                      7
Description of Capital Stock                                     7
Description of Common Stock                                      8
Description of Preferred Stock                                   9
Use of Proceeds and Plan of Distribution                        10
Selling Stockholder                                             12
Benefit Plans                                                   12
Legal Matters                                                   13
Experts                                                         13

Item 14.  Other Expenses of Issuance and  Distribution

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table.

     Securities and Exchange Commission fee ..............      $23,000

     Printing expenses....................................        5,000*

     Accountants' fees and expenses ......................        6,000*

     Legal fees and expenses .............................       10,000*

     Blue Sky fees and expenses ..........................        5,000*

     Miscellaneous .......................................        1,000*
                                                             ----------
           Total..........................................      $50,000
______________________
*Estimated

Item 15.  Indemnification of Directors and Officers

     Sections 1741 and 1742 of the Pennsylvania Business
Corporation Law, as amended, provide that a business corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions by or in the right of the corporation, Section 1742 provides that a corporation may indemnify any such persons only against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action and only if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the appropriate court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to an indemnity for the expenses that such court deems proper.
     Section 1743 of the Pennsylvania Business Corporation Law mandates that, to the extent a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding (including one on behalf of the corporation), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 1745 of the Pennsylvania Business Corporation Law provides that expenses (including attorneys' fees) incurred in defending any action or proceeding as discussed above may be paid by a business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation.
     Section 1746(a) of the Pennsylvania Business Corporation Law permits a business corporation to create a fund, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations.
     Section 1746(a) of the Pennsylvania Business Corporation Law provides that the indemnification and advancement of expenses provided for by the statutory provisions discussed above shall not be deemed exclusive of any other rights to which a person seeking the indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding that office. However, indemnification pursuant to Section 1746(a) shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

A Pennsylvania corporation's articles of incorporation may not provide for indemnification in the case of willful misconduct or recklessness.
     Under Section 1747 of the Pennsylvania Business Corporation Law, a corporation may maintain insurance on behalf of any of the persons referred to above against any liability asserted against such person and incurred in or arising out of the capacities referred to above, whether or not the corporation would have the power to indemnify him against that liability under the Pennsylvania Business Corporation Law.
     Section 11.7 of the Registrant's Bylaws mandates the indemnification by the Registrant of any officer or director, and authorizes the Board of Directors to direct the Registrant to indemnify any employee or agent other than an officer of the Registrant, with respect to any threatened, pending or completed action, suit or proceeding (including actions by or in the right of the Registrant to procure a judgment in its favor) arising out of, or in connection with, any actual or alleged act or omission or the status of such person in his capacity as a director, officer, employee or agent of the Registrant or in such capacity for another enterprise if requested to serve in such capacity by the Registrant, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, unless the person's actions or failure to act that gave rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses incurred by any director or officer in defending any civil or criminal action shall be, and such expenses incurred by any employee or agent other than an officer may upon approval of the Board of Directors be, paid by the Registrant in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant. Section 11.6 of the Registrant's Bylaws provides that no director of the Registrant shall be personally liable for monetary damages for any action taken or any failure to take action unless such director has breached or failed to perform the duties of his office under the Pennsylvania Business Corporation Law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, or unless such liability is imposed pursuant to a criminal statute or for the payment of taxes.

     Sections 11.6 and 11.7 of the Registrant's Bylaws do not apply to any actions filed prior to their adoption by the Registrant's shareholders on July 29, 1987, nor to any breach or failure of performance occurring prior to July 29, 1987.
     Section 11.8 of the Registrant's Bylaws mandates the indemnification of directors and officers of the Registrant and persons serving in such capacity for another company at the request of the Registrant, if such person has been successful on the merits or otherwise or upon a determination in the specific case that such indemnification is proper because the person has met the standard of conduct set forth in the 1988 Pennsylvania Business Corporation Law. Section 11.8 applies to any breach or failure of performance, regardless of its date of occurrence.
     The Registrant's Board of Directors adopted a resolution in 1987 that provides that the Registrant shall take such steps as are necessary to assure the protection of officers and directors from all liability in connection with any public offering of the Registrant's Common Stock.
     The Registrant maintains directors' and officers' liability insurance for expenses for which indemnification is permitted by the Pennsylvania Business Corporation Law, including liability under the Securities Act.


Item 16.  Exhibits.

     3    Amendments to Bylaws of the Registrant, dated September 20, 1995

     4.1 Articles of Incorporation of the Registrant filed as Appendix B to the Proxy Statement of Consolidated Rail Corporation, dated April 16, 1993, and incorporated herein by reference.

     4.2 Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

     4.3 Form of Certificate of Common Stock, par value $1.00 per share, of the Registrant, filed as Exhibit 3.4(i)(c) to the Registrant's Form 8-B dated July 13, 1993, and incorporated herein by reference.

     4.4  Amendment to Rights Agreement, dated as of September 20,
1995, between the Registrant and First Chicago Trust Company of New
York, together with Form of Rights Certificate and Summary of Rights to Purchase Common Shares as exhibits thereto, filed as Exhibit 3.4(i)(i) to the Registrant's Amended Form 8-B, dated as of September 25,
1995 and incorporated herein by reference.

     5     Opinion of Registrant's Senior Vice President - Law.

     15.1 Letter of Price Waterhouse LLP as to unaudited interim financial information.

     23.1  Consent of Price Waterhouse LLP.

     23.2  Consent of Coopers & Lybrand L.L.P.

     24. Each of the officers and directors signing this Registration Statement on Form S-3 has signed a power of attorney, contained on page 23 hereof, with respect to any amendment or supplement hereto.

Item 17.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do
     -----------------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining the liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 1995.

                              CONRAIL INC.
                              Registrant

                              By:/s/ David M. LeVan
                                 -------------------------------
                                     David M. LeVan
                                     President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 20, 1995 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints H. William Brown, Bruce B. Wilson and Timothy T. O'Toole his or her lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, and in the case of David M. LeVan, on behalf of the Registrant, in any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, each acting along, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ David M. LeVan
- -------------------------------
David M. LeVan
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ H. William Brown
- -------------------------------
H. William Brown
Senior Vice President - Finance and Administration
(Principal Financial Officer)



/s/ Donald W. Mattson
- -------------------------------
Donald W. Mattson
Vice President - Controller
(Principal Accounting Officer)



/s/ H. Furlong Baldwin
- -------------------------------
H. Furlong Baldwin
Director



/s/ Claude S. Brinegar
- -------------------------------
Claude S. Brinegar
Director



/s/ Daniel B. Burke
- -------------------------------
Daniel B. Burke
Director



/s/ Kathleen Foley Feldstein
- -------------------------------
Kathleen Foley Feldstein
Director



/s/ James A. Hagen
- -------------------------------
James A. Hagen
Chairman of the Board of Directors

/s/ Roger S. Hillas
- -------------------------------
Roger S. Hillas
Director



/s/ E. Bradley Jones
- -------------------------------
E. Bradley Jones
Director



/s/ David B. Lewis
- -------------------------------
David B. Lewis
Director



/s/ John C. Marous
- -------------------------------
John C. Marous
Director



/s/ Raymond T. Schuler
- -------------------------------
Raymond T. Schuler
Director



/s/ David H. Swanson
- -------------------------------
David H. Swanson
Director

                           EXHIBIT INDEX


Exhibit No.
- -----------
3    Amendment to Bylaws of the Registrant
5    Opinion of Registrant's Senior Vice President - Law as to legality
15.1 Letter of Price Waterhouse as to unaudited interim financial information
23.1 Consent of Price Waterhouse LLP
23.2 Consent of Coopers & Lybrand L.L.P.
24.  Each of the officers and directors signing this Registration
     Statement on Form S-3 has signed a power of attorney, contained on page 23 hereof, with respect to any amendment or supplement hereto.

Exhibits 4.1, 4.2, 4.3 and 4.4 are incorporated herein by reference.